EXHIBIT 11.0

                             KIRBY CORPORATION AND CONSOLIDATED SUBSIDIARIES

                                COMPUTATION OF EARNINGS PER COMMON SHARE
                                                                Three months ended    Nine months ended
                                                                  September 30,        September 30,
                                                                ------------------    -----------------
                                                                 1998       1997       1998       1997
                                                                -------    -------    -------    -------
                                                                (in thousands, except per share amounts)
Net earnings (loss) from continuing operations                  $(6,571)   $ 5,873    $ 5,144    $16,186
Net earnings from discontinued operations                            --         76         --      2,607
                                                                 ------     ------     ------     ------

   Net earnings (loss)                                          $(6,571)   $ 5,949    $ 5,144    $18,793
                                                                 ======     ======     ======     ======

Basic earnings per share:
Weighted average number of common shares outstanding             21,175     24,313     22,181     24,405
                                                                 ======     ======     ======     ======

Basic earnings (loss) per share from continuing operations      $  (.31)   $   .24    $   .23    $   .66
Basic earnings per share from discontinued operations                --         --         --        .11
                                                                 ------     ------     ------     ------

   Basic earnings (loss) per share                              $  (.31)   $   .24    $   .23    $   .77
                                                                 ======     ======     ======     ======

Diluted earnings per share:
Weighted average number of common shares outstanding             21,175     24,313     22,181     24,405
Dilutive shares applicable to stock options                          --        223        306        211
                                                                 ------     ------     ------     ------

   Shares applicable to diluted earnings                         21,175     24,536     22,487     24,616
                                                                 ======     ======     ======     ======

Diluted earnings (loss) per share from continuing operations    $  (.31)   $   .24    $   .23    $   .66
Diluted earnings per share from discontinued operations              --         --         --        .10
                                                                 ------     ------     ------     ------

   Diluted earnings (loss) per share                            $  (.31)  $    .24   $   .23     $   .76
                                                                 ======     ======     ======     ======
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